FIRST AMENDMENT TO THE
                   DELTATHREE, INC. 2004 STOCK INCENTIVE PLAN

      WHEREAS, Section 13 of the deltathree, Inc. 2004 Stock Incentive Plan (the "2004 Plan") provides that the Board of Directors of deltatathree, Inc. (the "Board") may amend the 2004 Plan from time to time, provided that any amendment to increase the number of shares of deltatathree, Inc's Class A Common Stock (the "Common Stock") subject to the 2004 Plan is subject to approval by deltathree Inc.'s stockholders (the "Stockholders");

      WHEREAS, the Board approved in October 2005 that the 2004 Plan be amended to increase the aggregate number of shares of Common Stock which may be offered under the 2004 Plan, as set forth hereunder (the "Amendment");

      WHEREAS, the required number of Stockholders approved the Amendment at deltathree Inc.'s 2005 Annual Stockholder Meeting held on December 20, 2005; and

      WHEREAS, pursuant to the approvals received from the Board and from the Stockholders, deltathree Inc. is authorizing its Secretary to execute the Amendment to the 2004 Plan.

      NOW, THEREFORE, IT IS RESOLVED that the 2004 Plan is amended as follows:

1. Section 4 (a) of the 2004 Plan, is amended by adding an additional subclause
(a), which additional text is marked below in all capitalized letters, and by moving original subclauses (a) and (b) to subclauses (b) and (c), respectively. As amended, the text of Section 4(a) is provided below:

      4.    MAXIMUM AMOUNT OF SHARES AVAILABLE FOR AWARDS

            (a) MAXIMUM NUMBER OF SHARES. The aggregate number of Shares that may be issued under this Plan shall not exceed (A) 2,000,000 SHARES, PLUS
      (b) 759,732 Shares (which represents 4,000,000 Shares reserved under the 1999 Plan less the amount of Shares represented by Awards previously granted under the 1999 Plan and previously exercised and/or outstanding as of September 28, 2004), plus (c) such additional Shares as are represented by Awards previously granted under the 1999 Plan which are cancelled or expire after the date of stockholder approval of this Plan without delivery of shares of stock by the Company, except as provided in this Section. Shares subject to any Award granted hereunder, or under the 1999 Plan, which expire or are terminated or canceled prior to exercise will be available for future grants under the Plan. Without limiting the generality of the foregoing, whenever shares are received by the Company in connection with the exercise of or payment for any Award granted under the Plan only the net number of shares actually issued shall be counted against the foregoing limit.

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Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the 2004 Plan.

Except as modified herein, the 2004 Plan shall continue in full force and effect in accordance with its terms.


Signature:  /s/ Paul C. White
                Chief Financial Officer, Executive Vice President
                and Secretary


Dated: As of December 20, 2005.